Exhibit 107
CALCULATION OF FILING FEE TABLES
Form 424B3
(Form Type)
SoFi Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Title of Each Class of Securities to be Registered(1)	Fee Calculation or Carry Forward Rule(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(o) and Rule 457(r)	82,733,817	$20.85	(3)	$1,725,000,084.45	$0.0001531	$264,097.51
		Total Offering Amounts					$1,725,000,084.45		$264,097.51
		Total Fees Previously Paid							—
		Total Fee Offsets							92,700.00
		Net Fee Due							$171,397.51
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	SoFi Technologies, Inc.	Form S-3	333-266180	July 15, 2022		$92,700	(3)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(3)	$1,000,000,000
Fee Offset Sources	SoFi Technologies, Inc.	Form S-3	333-266180		July 15, 2022							$92,700	(3)

(1)The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-289046 filed on July 29, 2025.
(2)Assumes exercise in full of the underwriters’ option to purchase 10,791,367 additional shares.
(3)The registrant previously registered the offer and sale of up to $1 billion of securities pursuant to a Registration Statement on Form S-3 (File No. 333-266180), as filed with the Securities and Exchange Commission on July 15, 2022, originally filed and effective on July 27, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $92,700. All of the securities registered for potential issuance and sale by the Registrant under the Prior Registration Statement remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $92,700 that has already been paid and remains unused with respect to the Unsold Securities will offset any registration fee due in connection with this prospectus supplement. All offerings under the Prior Registration Statement have been terminated or completed pursuant to Rule 457(p).